As filed with the Securities and Exchange Commission on October 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DERMATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	86-3218736
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3525 Del Mar Heights Rd., #322

San Diego, CA 92130

(858) 800-2543

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Gerald T. Proehl

Chief Executive Officer

3525 Del Mar Heights Rd., #322

San Diego, CA 92130

Tel: (858) 800-2543

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Steven M. Skolnick, Esq.

Michael J. Lerner, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor is it a solicitation of offers to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 9, 2026

933,064 Shares of Common Stock

Up to 1,361,470 Shares of Common Stock Issuable Upon the Exercise of Outstanding Pre-Funded Warrants

Up to 2,294,534 Shares of Common Stock Issuable Upon the Exercise of Outstanding Series E Warrants

Up to 2,294,534 Shares of Common Stock Issuable Upon the Exercise of Outstanding Series F Warrants

Up to 35,958 Shares of Common Stock Issuable Upon the Exercise of Outstanding Bank Warrants

This prospectus relates to the resale of up to 6,919,560 shares of Dermata Therapeutics, Inc. (the “Company,” “we,” “our” or “us”) common stock, par value $0.0001 per share, by the Selling Stockholders listed in this prospectus (the “Selling Stockholders”). The shares of common stock registered for resale pursuant to this prospectus consist of (i) 933,064 shares of common stock (the “Shares”), (ii) 1,361,470 shares of common stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”), (iii) 2,294,534 shares of common stock (the “Series E Warrant Shares”) issuable upon the exercise of Series E warrants (the “Series E Warrants”), (iv) 2,294,534 shares of common stock (the “Series F Warrant Shares”), issuable upon the exercise of Series F warrants (the “Series F Warrants”) and (v) 35,958 shares of common stock (the “Bank Warrant Shares” and together with the Pre-Funded Warrant Shares, the Series E Warrant Shares and the Series F Warrant Shares, the “Warrant Shares”) issuable upon the exercise of Bank warrants (the “Bank Warrants” and together with the Pre-Funded Warrants, the Series E Warrants and the Series F Warrants, the “Warrants”). The Shares and Warrants were issued to the Selling Stockholders in a private placement offering (the “Private Placement”) which closed on August 18, 2026. For additional information about the Private Placement, see “Private Placement.”

Except as set forth below in the section “Private Placement,” the Series E Warrants and the Series F Warrants have exercise prices of $1.46 per share. The Series E Warrants will be exercisable on or after the date on which we receive stockholder approval pursuant to Nasdaq Listing Rule 5635(d) (the “Stockholder Approval”) until the five (5) year anniversary of Stockholder Approval. The Series F Warrants will be exercisable on or after the date of Stockholder Approval until the twenty-four (24) month anniversary of Stockholder Approval. The Bank Warrants have substantially the same terms as the Series E Warrants, except that the Bank Warrants have an exercise price of $1.825.

The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in their shares of common stock on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the shares of common stock by the Selling Stockholders. However, we will receive the proceeds of any cash exercise of the Warrants. See “Use of Proceeds” beginning on page 11 and “Plan of Distribution” beginning on page 11 of this prospectus for more information.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DRMA.” On October 6, 2026, the last reported sale price of our common stock as reported on Nasdaq was $1.13.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission, or the SEC, on March 26, 2026 and our other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 5, our financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

This prospectus and the information incorporated by reference herein contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated by reference herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names and service marks appearing in this prospectus and the documents incorporated by reference herein are the property of their respective owners.

Corporate Overview

We are a scientific leader in skincare solutions, focused on the development and commercialization of products that address common and underserved skin conditions. We plan to leverage our experience in clinical dermatology and our Bioneedle™ technology to develop differentiated skincare products designed to address a variety of consumer skincare needs. On August 25, 2026, we launched our first commercial product under our Tome brand, the Foundational Treatment, for weekly skin renewal. Consumers can currently purchase the Foundational Treatment directly from our website either via a one-time purchase or at a discount with a monthly subscription. The Foundational Treatment is our first product in a planned line of products that leverage the unique attributes of our Bioneedle ingredient. As we continue to grow the Tome brand, we plan to add additional products that leverage our Bioneedle to provide consumers with a range of products that are professional-grade but can be done at home.

While we began as a pharmaceutical development company, we believe the skincare market, from a cosmetic, over-the-counter (“OTC”), and prescription (“Rx”) perspective, has seen a substantial shift towards consumers first relying upon multifaceted cosmetics and OTC products that simplify routines prior to seeking prescription products. Consumer preferences appear to be changing in favor of natural products that do more for their skin with a resurgence of interest in traditional remedies to help with skin renewal and general cosmetic appearance. With consumers searching for multifunctional products to simplify their routines, we believe our Tome brand can provide substantial value to consumers while promoting brand loyalty and sustainable practices. We believe there remains a gap in the skincare market for professional-grade treatments that are available for home use and believe our Foundational Treatment can fill this void. We aim to market Tome products as premium skincare routines that are not your typical topical but are more tolerable than invasive in-office treatments. We believe that if we can provide consumers with a unique topical skincare product, we have an opportunity to capture a large segment of consumers seeking to simplify their skincare routine without needing to schedule an in-office visit with an aesthetician or a dermatologist. While this is a major shift in strategy for our company, we believe pursuing the commercial sale of unique cosmetic skincare products is the best path forward to meet our mission of providing consumers with efficacious and safe skincare treatment options while delivering shareholder value.

We view this shift in consumer preferences as a significant benefit for our company and its path to commercialization. We have gained substantial clinical knowledge of various dermatology diseases and skin conditions over our years of developing prescription products. We plan to leverage this knowledge to create a diversified product line of skincare treatments that consumers can access directly from us for each of their skincare needs. Beyond the launch of our first cosmetic product, our Tome Foundational Treatment, on August 25, 2026, we plan to offer additional products that target specific needs of consumers. For example, for consumers who have more sensitive skin, we may plan to develop a milder version of our Foundational Treatment, or we plan to utilize the FDA OTC monograph for certain skin diseases.

Our core products, like our Foundational Treatment, utilize our Bioneedle powder, which is 100% freshwater sponge, that we wild harvest and minimally process to provide consumers a once-weekly, skin renewal that is a simple addition to their skincare routines. This once weekly routine will contain our Bioneedle powder, which, when mixed with a fluidizing agent, creates a mask for easy at home application. The freshwater sponge is unique in that it only grows in commercial quantities in select regions of the world, which gives our Bioneedle its distinctive properties. The combination of a proprietary harvesting protocol, developed by our exclusive supplier over 20 plus years of harvesting, and the post-harvest processing procedures we developed, produces a cosmetic ingredient that we believe optimizes the Bioneedle for a unique and simple skin renewal routine, unlike most skincare on the market.

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In addition to selling direct to consumers, we also plan to market variations of our Foundational Treatment directly to skincare professionals, like aestheticians and dermatologists, for in-office procedures. We believe many consumers are still seeking professional expertise for their skincare and would prefer to have the application of Foundational Treatment done by a professional who can guide them on their skincare journey. We believe our Foundational Treatment is safe enough to be used at home but also powerful enough for the office. This dual distribution channel will allow consumers to have the product applied in the manner they are most comfortable, while allowing skincare professionals to provide additional services to their clients. The unique once-weekly application schedule provides flexibility to tailor the treatment for each individual person, whether that consumer prefers to treat at home or desires the oversite of a professional. We believe our Foundational Treatment will provide consumers with a treatment option that may be less intense than microneedling, lasers, or chemical peels, but offers skin renewal results they seek in a more convenient offering.

We are also developing a once-weekly topical product for the treatment of acne, that we plan to call “Tome Clearing Treatment.” Our Clearing Treatment will be our first follow-on product that utilizes an approved active ingredient, salicylic acid, from the U.S. Food and Drug Administration (“FDA”) OTC monograph for the treatment of acne. We intend to launch the Tome Clearing Treatment in 2027. We plan to leverage salicylic acid alongside our Bioneedle powder to provide consumers with an OTC acne treatment that only needs to be applied once a week. The salicylic acid will provide the treatment of acne while our Bioneedle powder will act to help accelerate the renewal of acne-prone skin, offering a two-part kit that consumers can do at home. We are currently designing a clinical study to test the Clearing Treatment on consumers with acne in hopes to provide the clinical evidence consumers want when searching for effective OTC acne products. We do not believe that consumers have to compromise on their acne treatment and see our Clearing Treatment as a way to meld ancestral wisdom with scientific innovation to create an entirely new approach to the treatment of acne while also experiencing the many renewal benefits of our Bioneedle powder.

We have taken steps to secure inventory of freshwater sponge raw material to support the launch of our Tome skincare products. We believe we have sufficient quantities of processed raw material inventory on hand to support the commercial sales of Tome Foundational Treatment and the planned future launch of the Tome Clearing Treatment based on our current operating plans, expected production volumes, and internal assumptions. We continue to evaluate additional inventory procurement opportunities and manufacturing planning activities to support future commercial demand.

Corporate Information

We were formed as a Delaware limited liability company under the name Dermata Therapeutics, LLC in December 2014. On March 24, 2021, we converted into a Delaware corporation and changed our name to Dermata Therapeutics, Inc.

“Dermata”, “Tome”, “Bioneedle” and our other common law trademarks, service marks or trade names appearing herein are the property of Dermata Therapeutics, Inc. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our mailing address is 3525 Del Mar Heights Rd., #322, San Diego, CA 92130 and our telephone number is (858) 800-2543. Our website address is www.dermatarx.com.

Information contained in, or accessible through, our website does not constitute part of this prospectus or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

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THE OFFERING

Common Stock to be offered by the Selling Stockholders	Up to 6,919,560 shares of common stock, which are comprised of (i) 933,064 Shares, (ii) 1,361,470 shares of common stock issuable upon exercise of the Pre-Funded Warrants, (iii) 2,294,534 shares of common stock issuable upon exercise of the Series E Warrants, (iv) 2,294,534 shares of common stock issuable upon exercise of the Series F Warrants and (v) 35,958 shares of common stock issuable upon exercise of the Bank Warrants.

Use of Proceeds

We will not receive any proceeds from the shares of common stock offered by the Selling Stockholders pursuant to this prospectus. However, we will receive the proceeds of any cash exercise of the Warrants. We intend to use the net proceeds from any cash exercise of the Warrants for working capital and general corporate purposes. Please see the section entitled “Use of Proceeds” on page 11 of this prospectus for a more detailed discussion.

National Securities Exchange Listing	Our common stock is currently listed on Nasdaq under the symbol “DRMA.”

Risk Factors	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 5 of this prospectus. In addition, before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 26, 2026, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026, as supplemented by our other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such an event, the trading price of our shares of common stock could decline, and you might lose all or part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our lack of operating history as a commercial company;

●	the expectation that we will incur significant operating losses for the foreseeable future and will need to raise additional capital;

●	our current and future capital requirements to support our development and commercialization efforts for our products and our ability to satisfy our capital needs;

●	the accuracy of our estimates regarding expenses, future revenues, capital expenditures, our need for additional financing and our anticipated cash runway;

●	our dependence on the sales of our Tome Foundational Treatment, as well as any future products, which are still in various stages of development;

●	our ability to acquire sufficient quantities of raw material needed to manufacture our products;

●	our, or that of our third-party manufacturers, ability to manufacture current Good Manufacturing Practices (“cGMPs”) quantities of our products as required to support commercial quantities of our products;

●	the possibility that an over the counter (“OTC”) formulation, dosage, combinations, or indication will fall outside the scope of applicable OTC monographs, will require new drug applications (“NDA”), or are otherwise challenged by the U.S. Food and Drug Administration (“FDA”), state boards, or other regulators, any of which could delay or prevent launch and commercialization or require reformulation, relabeling, additional testing, or other corrective actions;

●	the possibility that positive clinical data are not predictive of consumer experience or commercial performance of a product;

●	our ability to timely secure and scale manufacturing, packaging, and quality systems suitable for commercialization, including meeting lot release, stability, shelf life, and container-closure requirements, and to manage product returns, recalls, or withdrawals if quality issues arise;

●	our ability to successfully execute our strategic pivot from Rx to direct-to-consumer (“DTC”), including our capacity to design, formulate, manufacture, package and distribute products that comply with applicable federal, state and international requirements and standards, including FDA OTC monographs, current good manufacturing practices applicable to our products, labeling and Drug Facts requirements, and other enforcement policies;

●

our ability to establish and maintain distribution and sales channels, including DTC via e-commerce, business-to-business (“B2B”) professional/clinic channels, and any retail partners, and to manage channel economics, returns, refunds, and working capital needs;

●	our ability to internally develop new products, inventions and intellectual property;

●	interpretations of current laws and the passage of future laws;

●	impacts of increased trade tariffs, import quotas or other trade restrictions or measures taken by the United States and other countries, including the recent and potential changes in U.S. trade policies that may be made by the Trump presidential administration;

●	acceptance of our business model by investors;

●	our ability to adequately support organizational and business growth; and

●	other factors discussed in our most recent Annual Report on Form 10-K.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein, or those documents incorporated by reference, or risk factors that we are faced with that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus, or the date of the document incorporated by reference into this prospectus. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith, and we believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs, or projections will result or be achieved or accomplished.

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PRIVATE PLACEMENT

On August 16, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors for the issuance and sale in a private placement (the “Private Placement”) of an aggregate of (i) 933,064 Shares, (ii) Pre-Funded Warrants to purchase up to 1,361,470 shares of common stock, with an exercise price of $0.001 per share, (iii) Series E Warrants to purchase up to 2,294,534 shares of common stock, with an exercise price of $1.46 per share, (iv) Series F Warrants to purchase up to 2,294,534 shares of common stock with an exercise price of $1.46 per share and (v) Bank Warrants to purchase up to 35,958 shares of common stock at an exercise price of $1.825 per share. The purchase price per Share and accompanying Warrants was $1.46 and the purchase price per Pre-Funded Warrant and accompanying Warrants was $1.459. The Series E Warrants and Series F Warrants have an exercise price of $1.46 per share. As described below, certain Company insiders purchased Shares and Warrants in the Private Placement. The purchase price per Share and accompanying Warrants for these Company insiders was $1.47 and the purchase price per Pre-Funded Warrant and accompanying Warrants was $1.469. The Series E Warrants and Series F Warrants purchased by these insiders have an exercise price of $1.47 per share.

The Series E Warrants will be exercisable on or after the date of the Stockholder Approval until the five (5) year anniversary of Stockholder Approval. The Series F Warrants will be exercisable on or after the date of Stockholder Approval until the twenty-four (24) month anniversary of Stockholder Approval. The Private Placement closed on August 18, 2026 (the “Closing Date”).

Company insiders, including our Chief Executive Officer and Chief Financial Officer, participated in the Private Placement. These Company insiders purchased an aggregate of 4,900,734 Shares and Warrants, including 1,361,470 Pre-Funded Warrants to purchase up to an aggregate of 1,361,470 shares of common stock, for an aggregate purchase price of $2.4 million.

In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of August 16, 2026, with the investors, pursuant to which we agreed to prepare and file a registration statement registering the resale of the Shares and the Warrant Shares no later than sixty (60) days after the date of the Registration Rights Agreement, and to use our best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than ninety (90) days following the date of the Registration Rights Agreement (or one hundred and twenty (120) days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC). We have filed the registration statement of which this prospectus forms a part pursuant to the Registration Rights Agreement.

In addition, pursuant to certain tail provisions in an engagement agreement, dated September 9, 2024, between the Company and an investment bank (the “Bank”), the Company (i) issued to the Bank in connection with the Private Placement, the Bank Warrants, and (ii) paid a cash fee to the Bank equal to $52,500. Other than the exercise price, the Bank Warrants contain the same terms as the Series E Warrants issued to other investors in the Private Placement, including the requirement for Stockholder Approval prior to the Bank Warrants becoming exercisable. The Bank Warrants were issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

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SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition by the Selling Stockholders identified in the table below of up to an aggregate of 6,919,560 shares of our common stock including those issuable upon the exercise of the Warrants. The Selling Stockholders acquired their securities in the transactions described above under the heading “Private Placement.”

The Warrants held by the Selling Stockholders contain limitations which prevent the holder from exercising such Warrants if such exercise would cause the Selling Stockholders, together with certain related parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or, at the election of the holder, 9.99%) of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination, shares of common stock issuable upon exercise of the Warrants which have not been exercised.

The table below sets forth, as of October 9, 2026, the following information regarding the Selling Stockholders:

●	the names of the Selling Stockholders;

●	the number of shares of common stock owned by the Selling Stockholders prior to this offering, without regard to any beneficial ownership limitations contained in the Warrants;

●	the number of shares of common stock to be offered by the Selling Stockholders in this offering;

●	the number of shares of common stock to be owned by the Selling Stockholders assuming the sale of all of the shares of common stock covered by this prospectus; and

●	the percentage of our issued and outstanding shares of common stock to be owned by the Selling Stockholders assuming the sale of all of the shares of common stock covered by this prospectus based on the number of shares of common stock issued and outstanding as of October 9, 2026.

Except as described above, the number of shares of common stock beneficially owned by the Selling Stockholders has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of common stock that the Selling Stockholders have the right to acquire within 60 days of October 9, 2026.

All information with respect to the common stock ownership of the Selling Stockholders has been furnished by or on behalf of the Selling Stockholders. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholders have sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by the Selling Stockholders. Because the Selling Stockholders identified in the table may sell some or all of the shares of common stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of shares of common stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholders will sell all of the shares of common stock owned beneficially by them that are covered by this prospectus, but will not sell any other shares of common stock that they presently own. Except as set forth below, neither the Selling Stockholders, nor any persons (entities or natural persons) who have control over the Selling Stockholders, have held any position or office, or have otherwise had a material relationship, with us within the past three years other than as a result of the ownership of our shares of common stock or other securities.

Under the terms of certain securities held by the Selling Stockholders, a Selling Stockholder may not exercise or convert such securities to the extent such exercise or conversion would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of common shares which would exceed 4.99%, 9.99% or 19.99%, as applicable, of our then outstanding common shares following such exercise or conversion, excluding for purposes of such determination common shares issuable upon exercise or conversion of such securities which have not been exercised or converted. The number of shares in the second and fourth columns does not reflect this limitation, but the percentages in the fifth column give effect to such limitations.

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Name of Selling Stockholders	Shares Owned prior to Offering	Shares Offered by this Prospectus	Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering (1)
Bigger Capital Fund, LP (2)	2,007,795	1,027,395	980,400	4.9%
District 2 Capital Fund LP (3)	758,794	513,696	245,098	4.7%
Proehl Investment Ventures, LLC (4)	4,243,100	4,084,410	158,690	3.2%
Sean Michael Proehl Irrevocable Trust Dated December 18, 2020 (5)	1,047,933	510,204	537,729	4.9%
Kyri K. Van Hoose (6)	690,666	306,120	384,546	7.4%
The Julie and Kenneth Saffir Revocable Living Trust (7)	345,086	205,479	139,607	2.8%
The Michael D. Step Family Trust dated 1/24/2022 (8)	216,002	205,479	10,523	*
David Salm (9)	31,391	30,819	572	*
Noam Rubinstein (10)	88,547	11,326	77,221	1.5%
Wilson Drive Holdings LLC (11)	5,991	1,214	4,777	*
Augustus Trading LLC (12)	113,823	23,058	90,765	1.8%
Charles Worthman (10)	2,453	360	2,093	*

* Less than 1.0%.

(1)	Percentages are based on 4,955,207 shares of common stock outstanding as of October 9, 2026.

(2)	Includes (i) 342,465 shares of common stock, (ii) warrants to purchase up to 1,665,330 shares of common stock, which include the Series E Warrants to purchase up to 342,465 shares of common stock, the Series F Warrants to purchase up to 342,465 shares of common stock, and other warrants exercisable for up to an aggregate of 980,400 shares of common stock, all of which are subject to beneficial ownership limitations of 4.99%. The securities may be deemed to be beneficially owned by Michael Bigger, Managing Member of the general partner of Bigger Capital Fund LP (“Bigger Capital”).

(3)	Includes (i) 171,232 shares of common stock, (ii) warrants to purchase up to 587,562 shares of common stock, which include the Series E Warrants to purchase up to 171,232 shares of common stock, the Series F Warrants to purchase up to 171,232 shares of common stock, and other warrants exercisable for up to an aggregate of 245,098 shares of common stock, all of which are subject to beneficial ownership limitations of 4.99%. The securities may be deemed to be beneficially owned by Michael Bigger, Managing Member of the general partner of District 2 Capital Fund LP (“District 2”).

(4)	Mr. Gerald T. Proehl is our Chief Executive Officer and the Chairman of our board of directors. Mr. Proehl serves as the Manager Member of Proehl Investment Ventures, LLC (“PIV”). Includes (i) 79,950 shares of common stock, (ii) pre-funded warrants to purchase up to 1,361,470 shares of common stock, subject to a beneficial ownership limitation of 9.99%, and (iii) warrants to purchase up to an aggregate of 2,801,680 shares of common stock, which include the Series E Warrants to purchase up to 1,361,470 shares of common stock, subject to a beneficial ownership limitation of 9.99%, the Series F Warrants to purchase up to 1,361,470 shares of common stock, subject to a beneficial ownership limitation of 9.99%, and other warrants exercisable for up to an aggregate of 78,740 shares of common stock, subject to a beneficial ownership limitation of 9.99%. The securities may be deemed to be beneficially owned by Mr. Proehl as Managing Member of PIV.

(5)	Mr. Gerald T. Proehl serves as the Trustee of Sean Michael Proehl Irrevocable Trust Dated December 18, 2020 (“SMP Trust”). Mr. Proehl is our Chief Executive Officer and the Chairman of our board of directors. Includes (i) 462,699 shares of common stock, (ii) warrants to purchase up to an aggregate of 585,234 shares of common stock, which include the Series E Warrants to purchase up to 170,068 shares of common stock, subject to a beneficial ownership limitation of 9.99%, and the Series F Warrants to purchase up to 170,068 shares of common stock, subject to a beneficial ownership limitation of 9.99%, and other warrants exercisable for up to an aggregate of 245,098 shares of common stock, subject to a beneficial ownership limitation of 9.99%. The securities may be deemed to be beneficially owned by Mr. Proehl as trustee of SMP Trust.

(6)	Ms. Van Hoose is our SVP and Chief Financial Officer. Includes (i) 1,151 shares of common stock issuable upon exercise of outstanding options that are exercisable within 60 days of October 9, 2026, (ii) 232,463 shares of common stock, (iii) warrants to purchase up to an aggregate of 457,052 shares of common stock, which include the Series E Warrants to purchase up to 102,040 shares of common stock, subject to a beneficial ownership limitation of 9.99%, and the Series F Warrants to purchase up to 102,040 shares of common stock, subject to a beneficial ownership limitation of 9.99%, and other warrants exercisable for an aggregate of 252,972 shares of common stock, subject to a beneficial ownership limitation of 9.99%.

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(7)	Includes (i) 110,062 shares of common stock, (ii) warrants to purchase up to an aggregate of 235,024 shares of common stock, which include the Series E Warrants to purchase up to 68,493 shares of common stock, subject to a beneficial ownership limitation of 4.99%, and the Series F Warrants to purchase up to 68,493 shares of common stock, subject to a beneficial ownership limitation of 4.99%, and other warrants exercisable for an aggregate of 98,038 shares of common stock, subject to a beneficial ownership limitation of 4.99%. The securities may be deemed to be beneficially owned by Kenneth Saffir as trustee of the Julie and Kenneth Saffir Revocable Living Trust.

(8)	Includes (i) 79,016 shares of common stock and (ii) warrants to purchase up to an aggregate of 136,986 shares of common stock, which include the Series E Warrants to purchase up to 68,493 shares of common stock, subject to a beneficial ownership limitation of 4.99%, and the Series F Warrants to purchase up to 68,493 shares of common stock, subject to a beneficial ownership limitation of 4.99%. The securities may be deemed to be beneficially owned by Michael Step as trustee of The Michael D. Step Family Trust dated 1/24/2022.

(9)	Includes (i) 10,845 shares of common stock and (ii) warrants to purchase up to an aggregate of 20,546 shares of common stock, which include the Series E Warrants to purchase up to 10,273 shares of common stock, subject to a beneficial ownership limitation of 4.99%, and the Series F Warrants to purchase up to 10,273 shares of common stock, subject to a beneficial ownership limitation of 4.99%. The securities may be deemed to be beneficially owned by David Salm.

(10)	Each of the Selling Stockholders is affiliated with H.C. Wainwright & Co., LLC, a registered broker dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022, and has sole voting and dispositive power over the securities held. The number of shares owned prior to this offering consist of shares of common stock issuable upon exercise of the Bank Warrants and other warrants received as compensation in connection with offerings consummated by us in December 2025, March 2025, January 2025, September 2024, May 2024, November 2023, May 2023, and March 2023. The Selling Stockholders acquired these securities in the ordinary course of business and, at the time the securities were acquired, the Selling Stockholders had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(11)	The number of shares owned prior to this offering consists of (i) 1,214 shares of common stock issuable upon exercise of Bank Warrants and (ii) 4,777 shares of common stock issuable upon exercise of other warrants which have been issued to Mr. Craig Schwabe in connection with prior financings we have consummated. The securities offered in this offering are held by Wilson Drive Holdings LLC with a registered address of 600 Lexington Avenue, 32nd Floor, New York, NY 10022. Craig Schwabe is the managing member of Wilson Drive Holdings LLC and has the power to vote and dispose of the securities held. Neither Wilson Drive Holdings LLC nor Mr. Schwabe is a broker-dealer. Mr. Schwabe is affiliated with the following registered broker-dealers: H.C. Wainwright & Co., LLC, Rodman & Renshaw LLC and Stockblock Securities LLC. The securities were acquired in the ordinary course of business and, at the time the securities were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. Mr. Schwabe has not held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

(12)	The number of shares owned prior to this offering consist of (i) 23,058 shares of common stock issuable upon exercise of Bank Warrants and (ii) 90,765 shares of common stock issuable upon exercise of other warrants which have been issued in connection with prior financings. Orsium Capital LLC, the authorized agent to Augustus Trading LLC, has discretionary authority to vote and dispose of the securities held by Augustus Trading LLC and may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of these securities. Olivier Morali, in his capacity as managing member of Orsium Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Augustus Trading LLC. Orsium Capital LLC and Mr. Morali each disclaims any beneficial ownership of these securities. The business address of Augustus Trading LLC is 430 Park Ave, 3rd Floor, New York NY 10022.

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USE OF PROCEEDS

The common stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of common stock in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration. However, we will receive the proceeds of any cash exercise of the Warrants. We intend to use the net proceeds from any cash exercise of the Warrants for working capital and general corporate purposes.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SECURITIES

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Amended and Restated Bylaws, as amended (the “Bylaws”) copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

We have 260,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 250,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.0001 per share. Our authorized but unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded in the future.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the designations, rights, preferences, privileges and restrictions thereof, without further vote or action by the stockholders. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such class or series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are currently outstanding, and we have no present plan to issue any shares of preferred stock.

Anti-Takeover Effects of Delaware law and Our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholder, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws provide for:

●	authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

●	limiting the removal of directors by the stockholders;

●	requiring a supermajority vote of stockholders to amend our Bylaws or certain provisions of our Certificate of Incorporation;

●	prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

●	eliminating the ability of stockholders to call a special meeting of stockholders;

●	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings;

●	establishing Delaware as the exclusive jurisdiction for certain stockholder litigation against us; and

●	a classified board of directors.

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Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Choice of Forum

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company or the Company’s stockholders, creditors or constituents, (iii) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to, or a claim against the Company or any director or officer of the Company, with respect to the interpretation or application of any provision of, the DGCL, our certificate of incorporation or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, in each of the aforementioned actions, any claims to which the Court of Chancery of the State of Delaware determines it lacks jurisdiction. This provision will not apply to claims arising under the Exchange Act, the Securities Act or for any other federal securities laws which provide for exclusive federal jurisdiction. However, the exclusive forum provision provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Therefore, this provision could apply to a suit that falls within one or more of the categories enumerated in the exclusive forum provision and that asserts claims under the Securities Act, inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act.

Whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent and Registrar

The name, address, and email of our stock transfer agent is Odyssey Transfer and Trust Company, 860 Blue Gentian Road, Suite 320, Eagan, MN 55121, and clientsus@odysseytrust.com.

National Securities Exchange Listing

Our common stock is currently listed on Nasdaq under the symbol “DRMA.”

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The financial statements of Dermata Therapeutics, Inc. as of December 31, 2025 and 2024 and for the years then ended incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2025, have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty). Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act, as amended, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at https://www.dermatarx.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 26, 2026;

●	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2026, as filed with the SEC on May 13, 2026 and June 30, 2026, as filed with the SEC on August 11, 2026;

●	our Current Reports on Form 8-K as filed with the SEC on January, 27, 2026, February 3, 2026, February 25, 2026, May 27, 2026, August 5, 2026, and August 17, 2026 (other than any portions thereof deemed furnished and not filed); and

●	the description of our common stock and warrants contained in our Registration Statement on Form 8-A filed with the SEC on August 11, 2021, including any amendments and reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.22 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 26, 2026.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Dermata Therapeutics, Inc.

Attn: Gerald T. Proehl

President and Chief Executive Officer

3525 Del Mar Heights, Rd., #322

San Diego, California 92130

Telephone: (858) 800-2543

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933,064 Shares of Common Stock

Up to 1,361,470 Shares of Common Stock Issuable Upon the Exercise of Outstanding Pre-Funded Warrants

Up to 2,294,534 Shares of Common Stock Issuable Upon the Exercise of Outstanding Series E Warrants

Up to 2,294,534 Shares of Common Stock Issuable Upon the Exercise of Outstanding Series F Warrants

Up to 35,958 Shares of Common Stock Issuable Upon the Exercise of Outstanding Bank Warrants

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
SEC Registration Fee	$677.25
Legal Fees and Expenses	35,000.00
Accounting Fees and Expenses	22,000.00
Transfer Agent and Registrar fees and expenses	3,000.00
Miscellaneous Expenses	322.75
Total expenses	$61,000.00

Item 15. Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

●	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

●	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

●	the rights provided in our bylaws are not exclusive.

Our amended and restated certificate of incorporation, as amended, to be attached as Exhibit hereto, and our amended and restated bylaws, to be attached as Exhibit hereto, provide for the indemnification provisions described above and elsewhere herein. We have entered into and intend to continue to enter into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

II-1

Item 16. Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 6, 2021).

3.2	Amendment No. 1 of the Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc., filed with the Secretary of State of the State of Delaware on July 11, 2022 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2022).

3.3	Amendment No. 2 of the Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc., filed with the Secretary of State of the State of Delaware on March 13, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2023).

3.4	Amendment No. 3 of the Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc., filed with the Secretary of State of the State of Delaware on May 14, 2024 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2024).

3.5	Amendment No. 4 of the Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc., filed with the Secretary of State of the State of Delaware on July 30, 2025 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 30, 2025).

3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc., dated July 30, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 30, 2025).

3.7	Amended and Restated Bylaws of Dermata Therapeutics, Inc. (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 6, 2021).

3.8	Amendment No. 1 to the Amended and Restated Bylaws of Dermata Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2022).

4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2026).

4.2	Form of Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2026).

10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2026).

10.2	Form of Securities Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2026).

5.1*	Opinion of Lowenstein Sandler LLP.

23.1*	Consent of Independent Registered Public Accounting Firm – CBIZ CPAs P.C.

23.2*	Consent of Lowenstein Sandler LLP (Included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page)

107*	Filing Fee Table.

*	Filed herewith.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	b.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That: Paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.	If the registrant is relying on Rule 430B:

i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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b.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.	The portion of any free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

d.	Any other communication that is an offer in the offering made by a registrant to the purchaser.

6)	That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 9, 2026.

DERMATA THERAPEUTICS, INC.

By:	/s/ Gerald T. Proehl
Gerald T. Proehl
President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Gerald T. Proehl and Kyri K. Van Hoose and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their, his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald T. Proehl	Chief Executive Officer, Chairman (Principal Executive Officer)	October 9, 2026
Gerald T. Proehl

/s/ Kyri K. Van Hoose	Chief Financial Officer (Principal Financial and Accounting Officer)	October 9, 2026
Kyri K. Van Hoose

/s/ David Hale	Lead Director	October 9, 2026
David Hale

/s/ Wendell Wierenga	Director	October 9, 2026
Wendell Wierenga, Ph.D.

/s/ Andrew Sandler	Director	October 9, 2026
Andrew Sandler, M.D.

/s/ Steven J. Mento	Director	October 9, 2026
Steven J. Mento, Ph.D.

/s/ Kathleen Scott	Director	October 9, 2026
Kathleen Scott

/s/ Brittany Bradrick	Director	October 9, 2026
Brittany Bradrick

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